Exhibit 99.1

Zura Bio Announces Participation in June Investor Conferences

Henderson, Nev – May 29, 2024 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a clinical-stage immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today announced that members of senior management will participate in two investor conferences in June.

Conference Details:

Event: Jefferies Global Healthcare Conference

Details: Michael Howell, Ph.D., Chief Scientific Officer and Head of Translational Medicine, will participate in one-on-one meetings on Thursday, June 6, 2024, in New York, NY.

Event: Oppenheimer Novel Targets in Immunology Summit

Details: Robert Lisicki, Chief Executive Officer, will participate in a “Novel Immunological Mechanisms for Dermatological Disorders” panel discussion and one-on-one meetings on Monday, June 24, 2024, in New York, NY.

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), ZB-168, and torudokimab (ZB-880), with a goal of demonstrating their efficacy, safety, and dosing convenience in autoimmune and inflammatory diseases, including systemic sclerosis and other novel indications with unmet needs.

Contact

Megan K. Weinshank

Head of Investor Relations

ir@zurabio.com

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com